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EXHIBIT 1

VISIBLE GENETICS INC.
700 Bay Street
Toronto, Ontario, Canada
M5G 1Z6

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

        The 2002 Annual and Special Meeting of Shareholders (the "Meeting") of Visible Genetics Inc. (the "Company") will be held at the Sheraton Centre Hotel, 123 Queen Street West, Toronto, Ontario, Canada M5H 2M9, on June 12, 2002 at 4:00 p.m. (Toronto time) for the following purposes:

  (1)
  To receive the 2001 Annual Report and the consolidated financial statements of the Company for the year ended December 31, 2001, together with the report of the auditors thereon;

  (2)
  To elect directors;

  (3)
  To appoint the auditors of the Company and authorize the Board of Directors to fix their remuneration;

  (4)
  To consider, and if thought fit, to pass a resolution approving an amendment to the 2000 Employee Share Option Plan increasing the number of common shares authorized for issuance to 2,000,000; and

  (5)
  To transact such other business as may properly come before the Meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on May 14, 2002 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting.

        Enclosed is the Company's 2001 Annual Report, dated February 15, 2002 (which is not proxy solicitation material), which includes the Company's audited financial statements for the year ended December 31, 2001, and mangement's discussion and analysis of the Company's financial condition and its results of operations, as of February 15, 2002.

        Shareholders are invited to attend the Meeting. Shareholders who are unable to attend the Meeting are urged to complete, sign, date, and return the enclosed proxy promptly in the envelope provided.

        Dated at Toronto, Ontario, Canada, this 17th day of May, 2002.

                      By Order of the Board of Directors
                      Richard T. Daly,
                      President and Chief Executive Officer

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  EXHIBIT 1
VISIBLE GENETICS INC. 700 Bay Street Toronto, Ontario, Canada M5G 1Z6
NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS